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                                                                   EXHIBIT 13(D)
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                SEC FILING, ITEM 24, PART C (13)(d)

HYPOTHETICAL HISTORICAL 30 DAY YIELDS FOR PERIOD ENDING DECEMBER 31, 1998


DREYFUS QUALITY BOND PORTFOLIO
------------------------------

                                                                     5.98% yield
         13,319.54   Dividends Paid
          1,109.96 1/12 OF ANNUAL DIVIDENDS PAID
          2,451.92   Expenses
            204.33 1/12 OF ANNUAL EXPENSES
       20,000.0000   Beginning Units
       20,000.0000   Ending Units
          9.203307   Unit Value At End Of Period

                   2*(((1109.96.-204.33)/(((20,000+20,000)/2)*9.203307)+1)=6-1)


MORGAN STANLEY DEAN WITTER HIGH YIELD PORTFOLIO
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                                                                     5.47% yield
         7,797.96   Dividends Paid
           649.83 1/12 OF ANNUAL DIVIDENDS PAID
         1,536.69   Expenses
           128.06 1/12 OF ANNUAL EXPENSES
      20,000.0000   Beginning Units
      20,000.0000   Ending Units
         5.789571   Unit Value At End Of Period

                  2*(((649.83-128.06)/(((20,000+20,000)/2)*5.789571)+1)=6-1)